Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2012 SECOND QUARTER RESULTS

CARMEL, IN, July 26, 2012—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the second quarter of 2012 decreased 9.5% to 15,698 compared to 17,351 in the same period in 2011.  Total student enrollment decreased 15.7% to 66,397 as of June 30, 2012 compared to 78,743 as of June 30, 2011.

The company provided the following information for the three and six months ended June 30, 2012 and 2011:

Financial and Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

					Increase/
	2012		2011		(Decrease)

Revenue	$329.8		$387.9		(15.0)%
Operating Income	$77.4		$130.0		(40.4)%
Operating Margin	23.5%		33.5%		(1,000) basis points
Net Income	$46.0		$79.0		(41.8)%
Earnings Per Share (diluted)	$1.96		$2.85		(31.2)%
New Student Enrollment	15,698		17,351		(9.5)%
Continuing Students	50,699		61,392		(17.4)%
Total Student Enrollment as of June 30th	66,397		78,743		(15.7)%
Persistence Rate as of June 30th (A)	71.3%		73.1%		(180) basis points
Revenue Per Student	$4,637		$4,616		0.5%
Cash and Cash Equivalents, Restricted Cash and Investments as of June 30th	$168.0		$305.8		(45.1)%
Bad Debt Expense as a Percentage of Revenue	5.8%		4.5%		130 basis points
Days Sales Outstanding as of June 30th	20.3 days		11.0 days		9.3 days
Deferred Revenue as of June 30th	$121.9		$266.8		(54.3)%
Debt as of June 30th	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	23,529,000		27,719,000
Shares of Common Stock Repurchased	928,500	(B)	1,100,000	(C)
Number of New Colleges in Operation	1		1
Capital Expenditures, Net	$7.1		$7.5		(4.9)%
Graduate Employment Rate as of April 30th	70	% (D)	70	% (E)
Average Annual Reported Graduate Salary as of April 30th	$32,061	(F)	$31,300	(G)	2.4%

Financial and Operating Data for the Six Months Ended June 30th
(Dollars in millions, except per share and per student data)
	2012		2011		Increase/ (Decrease)

Revenue	$671.6		$771.0		(12.9)%
Operating Income	$178.0		$270.6		(34.2)%
Operating Margin	26.5%		35.1%		(860) basis points
Net Income	$107.1		$164.4		(34.9)%
Earnings Per Share (diluted)	$4.36		$5.77		(24.4)%
Bad Debt Expense as a Percentage of Revenue	5.2%		3.9%		130 basis points
Revenue Per Student	$9,303		$9,141		1.8%
Weighted Average Diluted Shares of Common Stock Outstanding	24,583,000		28,511,000
Shares of Common Stock Repurchased	3,025,700	(H)	3,100,000	(I)
Number of New Colleges in Operation	5		1
Capital Expenditures, Net	$11.6		$12.2		(4.5)%

_________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $61.3 million or at an average price of $65.98 per share.
(C)	For approximately $79.4 million or at an average price of $72.20 per share.
(D)	Represents the percentage of the ITT Technical Institutes’ 2011 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2012.
(E)	Represents the percentage of the ITT Technical Institutes’ 2010 employable graduates who obtained employment in positions using skills taught in their programs of study as of April 30, 2011.
(F)	Represents the average annual salary reported by the ITT Technical Institutes’ 2011 employed graduates as of April 30, 2012.
(G)	Represents the average annual salary reported by the ITT Technical Institutes’ 2010 employed graduates as of April 30, 2011.
(H)	For approximately $207.9 million or at an average price of $68.72 per share.
(I)	For approximately $218.5 million or at an average price of $70.49 per share.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2012 second quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Director of Communications                                       www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	June 30, 2012	December 31, 2011	June 30, 2011
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$167,234	$228,993	$158,235
Short-term investments	0	148,488	147,136
Restricted cash	751	2,128	387
Accounts receivable, net	73,675	48,106	47,041
Deferred income taxes	16,859	9,759	4,804
Prepaid expenses and other current assets	14,571	18,814	24,567
Total current assets	273,090	456,288	382,170

Property and equipment, net	198,175	201,257	198,207
Deferred income taxes	36,016	33,267	33,165
Other assets	49,360	38,006	45,610
Total assets	$556,641	$728,818	$659,152

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$80,777	$78,876	$66,008
Accrued compensation and benefits	25,711	21,438	23,610
Other current liabilities	19,454	18,190	8,421
Deferred revenue	121,873	226,543	266,847
Total current liabilities	247,815	345,047	364,886

Long-term debt	150,000	150,000	150,000
Other liabilities	74,615	64,972	57,791
Total liabilities	472,430	560,019	572,677

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	198,812	189,573	181,954
Retained earnings	925,781	827,675	684,905
Accumulated other comprehensive (loss)	(9,147)	(9,479)	(4,438)
Treasury stock, 13,749,764, 10,969,425 and 10,045,948 shares at cost	(1,031,606)	(839,341)	(776,317)
Total shareholders' equity	84,211	168,799	86,475
Total liabilities and shareholders' equity	$556,641	$728,818	$659,152

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011

Revenue	$329,825	$387,877	$671,619	$771,048

Costs and expenses:
Cost of educational services	140,940	142,272	275,881	280,198
Student services and administrative expenses	111,467	115,626	217,733	220,209
Total costs and expenses	252,407	257,898	493,614	500,407

Operating income	77,418	129,979	178,005	270,641
Interest income	502	790	1,183	1,625
Interest (expense)	(1,254)	(507)	(1,801)	(1,064)
Income before provision for income taxes	76,666	130,262	177,387	271,202
Provision for income taxes	30,664	51,262	70,314	106,816

Net income	$46,002	$79,000	$107,073	$164,386

Earnings per share:
Basic	$1.97	$2.88	$4.39	$5.81
Diluted	$1.96	$2.85	$4.36	$5.77

Supplemental Data:
Cost of educational services	42.7%	36.7%	41.1%	36.3%
Student services and administrative expenses	33.8%	29.8%	32.4%	28.6%
Operating margin	23.5%	33.5%	26.5%	35.1%
Student enrollment at end of period	66,397	78,743	66,397	78,743
Campuses at end of period	146	131	146	131
Shares for earnings per share calculation:
Basic	23,390,000	27,474,000	24,405,000	28,275,000
Diluted	23,529,000	27,719,000	24,583,000	28,511,000

Effective tax rate	40.0%	39.4%	39.6%	39.4%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	(unaudited)		(unaudited)
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$46,002	$79,000	$107,073	$164,386
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,695	7,040	15,115	13,882
Provision for doubtful accounts	19,006	17,487	34,607	30,154
Deferred income taxes	(6,334)	(4,492)	(10,076)	(7,177)
Excess tax benefit from stock option exercises	(574)	(627)	(1,379)	(978)
Stock-based compensation expense	4,272	4,758	8,755	8,672
Other	96	(987)	(243)	(2,417)
Changes in operating assets and liabilities:
Restricted cash	372	1,433	1,377	(132)
Accounts receivable	(38,270)	(4,730)	(60,176)	(8,258)
Accounts payable	3,113	(6,681)	1,901	(1,912)
Other operating assets and liabilities	(15,400)	(32,886)	6,766	24,036
Deferred revenue	(58,274)	1,307	(104,670)	22,485
Net cash flows from operating activities	(38,296)	60,622	(950)	242,741

Cash flows from investing activities:
Facility expenditures and land purchases	(253)	(1,173)	(385)	(1,675)
Capital expenditures, net	(7,117)	(7,487)	(11,635)	(12,186)
Proceeds from sales and maturities of investments and repayment of notes	117,216	118,307	216,171	260,392
Purchase of investments and note advances	0	(123,104)	(63,545)	(281,693)
Net cash flows from investing activities	109,846	(13,457)	140,606	(35,162)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	574	627	1,379	978
Proceeds from exercise of stock options	3,423	1,955	8,091	4,983
Debt issue costs	0	0	(1,525)	0
Proceeds from revolving borrowings	0	0	175,000	0
Repayments of revolving borrowings	(25,000)	0	(175,000)	0
Repurchase of common stock and shares tendered for taxes	(61,789)	(79,434)	(209,360)	(219,084)
Net cash flows from financing activities	(82,792)	(76,852)	(201,415)	(213,123)

Net change in cash and cash equivalents	(11,242)	(29,687)	(61,759)	(5,544)

Cash and cash equivalents at beginning of period	178,476	187,922	228,993	163,779

Cash and cash equivalents at end of period	$167,234	$158,235	$167,234	$158,235